AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is made as of this 9th day of December, 2004, by and between Forum Funds (the "Trust"), a Delaware statutory trust, for itself and on behalf of its series, Auxier Focus Fund (the "Acquiring Fund") and Unified Series Trust ("Unified"), an Ohio business trust, for itself and on behalf of its series Auxier Focus Fund (the "Target Fund").

         WHEREAS, the Trust and Unified are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the parties desire that the Acquiring Fund acquire the assets and assume the liabilities of the Target Fund in exchange for shares of equal value of the Acquiring Fund and the distribution of the shares of the Acquiring Fund to the shareholders of the Target Fund in connection with the liquidation and termination of the Target Fund (the "Reorganization"); and

         WHEREAS, the parties intend that the Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Acquiring Fund and the Target Fund each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization;

         NOW, THEREFORE, in accordance with the mutual promises described herein, the parties agree as follows:

         1. DEFINITIONS.

                  The following terms shall have the following meanings:

1933 ACT                            The Securities Act of 1933, as amended.
--------

ACQUIRING                           CLASS The  class of shares of the  Acquiring
---------                           Fund  to  be   issued   by  the   Trust  and
                                    distributed  to  the   shareholders  of  the
                                    Corresponding Target Class set forth in Schedule A.

ASSETS                              All  property and assets of any kind and all
--------                            interests,  rights, privileges and powers of
                                    or  attributable  to the Target Fund whether
                                    or not  determinable  at the Effective  Time
                                    and  wherever  located.  Assets  include all
                                    cash, cash equivalents,  securities,  claims
                                    (whether  absolute or  contingent,  Known or
                                    unknown, accrued or unaccrued or conditional
                                    or   unmatured),    contract    rights   and
                                    receivables (including dividend and interest receivables) owned by or attributed to the Target Fund and any deferred or prepaid expense shown as an asset on the Target
                                    Fund's books.

ASSETS                              LIST The list of securities and other Assets
-------                             and Known  Liabilities of or attributable to
                                    the Target Fund that is provided to the Trust within a reasonable time prior to the Closing Date.

CLOSING DATE                        December 9, 2004 or such other date as
-------------                       the parties may agree to in writing.

CORRESPONDING TARGET CLASS          The Target Fund share class set forth
---------------------------         opposite the Acquiring Class in Schedule A.

EFFECTIVE TIME                      9:00 a.m.  Eastern time on the business day
--------------                      following  the Closing Date, or such other
                                    time as the parties may agree to in writing.

FUND                                The Acquiring Fund or the Target Fund as the
-----                               context may require.

KNOW, KNOWN OR KNOWLEDGE            Known after reasonable inquiry.
------------------------

LIABILITIES                         All    liabilities    of,    allocated    or
------------                        attributable  to the  Target  Fund,  whether
                                    Known or unknown, accrued or unaccrued, absolute or contingent or conditional or unmatured.

MATERIAL AGREEMENTS                 The agreements set forth in Schedule B.
-------------------

NET VALUE OF ASSETS                 Value of Assets net of Liabilities.
-------------------

REORGANIZATION DOCUMENTS            Such  bills of sale,  assignments
-------------------------           and other  instruments  as desirable for the
                                    Target  Fund to  transfer  to the  Acquiring
                                    Fund all right and title to and  interest in
                                    the  Target   Fund's   Assets  and  for  the
                                    Acquiring  Fund to assume the Target  Fund's
                                    Liabilities.

SCHEDULE A                          Schedule A to this Plan.
----------

SCHEDULE B                          Schedule B to this Plan.
----------

SCHEDULE C                          Schedule C to this Plan.
----------

TARGET FINANCIAL  STATEMENTS        The audited  financial
-----------------------------       statements  of the Target  Fund for its most
                                    recently   completed  fiscal  year  and,  if
                                    applicable,    the    unaudited    financial
                                    statements of the Target Fund for its most recently completed semi-annual period.

VALUATION TIME                      The time on the Closing  Date, the  business
                                    day immediately preceding the Closing Date if the Closing Date is not a business day, or such other date as the parties may agree to in writing, that the Trust determines the net asset value of the shares of the Acquiring Fund and determines the net value of the Assets of or attributable to the Target Fund. Unless otherwise agreed to in writing, the Valuation Time shall be at the time of day then set forth in the Acquiring Fund's and Target Fund's
                                    Registration Statement on Form N-1A as the time of day at which net asset value is calculated.

         2. REGULATORY FILINGS AND SHAREHOLDER ACTION.

          (a) The Trust and Unified shall promptly prepare and file any appropriate regulatory filings, including, without limitation, filings with federal, state or foreign securities regulatory authorities.

          (b) The Trust shall seek an order of the SEC, if appropriate, providing them with any necessary relief from Section 17 of the 1940 Act to permit them to consummate the transactions contemplated by this Plan.

         3. TRANSFER OF ASSETS. The Trust and Unified shall take the following steps with respect to the Reorganization:

          (a) On or prior to the Closing Date, Unified shall endeavor to pay or make reasonable provision to pay out of the Assets all of the Liabilities, expenses, costs and charges of or attributable to the Target Fund that are Known to the Target Fund and that are due and payable as of the Closing Date.

          (b) Within a reasonable time prior to the Closing Date, Unified shall provide the Assets List to the Trust. The parties agree that the Target Fund may sell any Asset on the Assets List prior to delivery of the Assets List to the Trust. After the Target Fund provides the Assets List, the Target Fund will not acquire any additional securities or permit to exist any encumbrances, rights, restrictions or claims not reflected on the Assets List, without the prior written consent of the Trust.

          (c) At the Effective Time, Unified shall assign, transfer, deliver and convey the Assets to the Acquiring Fund, subject to the Liabilities. The Trust shall then accept the Assets and assume the Liabilities such that at and after the Effective Time (i) all of the Assets at or after the Effective Time shall become and be the assets of the Acquiring Fund and (ii) all of the Liabilities at the Effective Time shall attach to the Acquiring Fund, enforceable against the Acquiring Fund to the same extent as if initially incurred by the Acquiring Fund.

          (d) Unified shall assign, transfer, deliver and convey the Assets to the Acquiring Fund at the Effective Time on the following bases:

               (1) In exchange for the transfer of the Assets, the Trust shall simultaneously issue and distribute to the Target Fund full and fractional shares of beneficial interest of the Acquiring Class. The Trust shall determine the number of shares of the Acquiring Class to be issued by dividing the Net Value of Assets of the Corresponding Target Class by the net asset value of one Acquiring Class share. Based on this calculation, the Trust shall issue shares of beneficial interest of the Acquiring Class with an aggregate net asset value equal to the Net Value of the Assets of the Corresponding Target Class.

               (2) The parties shall determine, as of the Valuation Time, the net asset value of the Acquiring Fund shares to be distributed and the net asset value of the Assets to be conveyed, substantially in accordance with the Trust's current valuation procedures. The parties shall make all computations to the fourth decimal place or such other decimal place as the parties may agree to in writing.

               (3) Unified shall instruct the Target Fund's custodian to transfer the Assets with good and marketable title to the Trust's custodian for the account of the Acquiring Fund. Unified shall transfer all cash in the form of immediately available funds payable to the order of the Trust's custodian for the account of the Acquiring Fund. Unified shall transfer any of the Assets that were not transferred to the Trust's custodian at the Effective Time to the Trust's custodian at the earliest practicable date thereafter.

          (e) Promptly after the Closing Date, Unified will deliver to the Trust its Statement of Assets and Liabilities as of the Closing Date (usually within one week).

     4. LIQUIDATION AND TERMINATION OF THE TARGET FUND, REGISTRATION OF SHARES AND ACCESS TO RECORDS. Unified and the Trust also shall take the following steps in connection with the Reorganization:

          (a) At or as soon as reasonably practical after the Effective Time, the Target Fund shall liquidate by transferring to shareholders of record of the Corresponding Target Class full and fractional shares of beneficial interest of the Acquiring Class equal in value to the shares of the Corresponding Target Class held by the shareholder. Each Corresponding Target Class shareholder also shall have the right to receive any unpaid dividends or other distributions that Unified declared with respect to the shareholder's Corresponding Target Class shares before the Effective Time. The Trust shall record on its books the ownership by the shareholders of the Acquiring Fund shares; Unified shall simultaneously redeem and cancel on its books all of its issued and outstanding shares of the Target Fund. Unified shall then wind up the affairs of the Target Fund and take all steps as are necessary and proper to terminate the Target Fund as soon as is reasonably possible after the Effective Time and in accordance with all applicable laws and regulations.

          (b) If a former Target Fund shareholder requests a change in the registration of the shareholder's Acquiring Fund shares to a person other than the shareholder, the Acquiring Fund shall require the shareholder to (i) furnish the Acquiring Fund with an instrument of transfer properly endorsed, accompanied by any required signature guarantees and otherwise in proper form for transfer; (ii) if any of the shares are outstanding in certificate form, deliver to the Acquiring Fund the certificate representing such shares; and (iii) pay to the Acquiring Fund any transfer or other taxes required by reason of such registration or establish to the reasonable satisfaction of the Acquiring Fund that such tax has been paid or does not apply.

          (c) At and after the Closing Date, Unified shall provide the Trust and its transfer agent with immediate access to: (i) all records containing the names, addresses and taxpayer identification numbers of all of the Target Fund shareholders and the number and percentage ownership of the outstanding shares of the Corresponding Target Class owned by each shareholder as of the Valuation Time and (ii) all original documentation (including all applicable Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Target Fund shareholders' taxpayer identification numbers and their liability for or exemption from back-up withholding. Unified shall preserve and maintain, or shall direct its service providers to preserve and maintain, its records as required by Section 31 of and Rules 31a-1 and 31a-2 under the 1940 Act.

     5. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TARGET FUND. Unified, on behalf of itself, and, as appropriate, the Target Fund, represents and warrants to, and agrees with, the Trust as follows:

          (a) Unified is an Ohio business trust duly created, validly existing and in good standing under the laws of the State of Ohio. The Board of Trustees of Unified duly established and designated the Target Fund as a series of Unified. Unified is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

          (b) On behalf of the Target Fund, Unified has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as now being conducted and described in its currently effective Registration Statement on Form N-1A, to enter into this Plan and to consummate the transactions contemplated herein.

          (c) The Board of Trustees of Unified has duly authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of Unified have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and, the consummation of the transactions contemplated by this Plan will not, violate Unified's Certificate of Trust, By-Laws or any Material
               Agreement. Unified does not need to take any other action to authorize its officers to effectuate this Plan and the transactions contemplated herein.

          (d) The Target Fund has qualified as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, in respect of each taxable year since the commencement of its operations and qualifies and shall continue to qualify as a regulated investment company for its current taxable year which includes the Effective Time.

          (e) Unified has duly authorized and validly issued all of the issued and outstanding shares of the Target Fund and all of the shares are validly outstanding, fully paid and non-assessable, and are offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws. There are no outstanding options, warrants or other rights to subscribe for or purchase the Target Fund shares, nor are there any securities convertible into Target Fund shares.

          (f) Unified shall operate the business of the Target Fund in the ordinary course between the date hereof and the Effective Time, it being agreed that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganization.

          (g) At the Effective Time, the Target Fund will have good and marketable title to the Assets and full right, power and authority to assign, transfer, deliver and convey the Assets.

          (h) The Target Financial Statements, copies of which have been previously delivered to the Trust, fairly present the financial position of the Target Fund as of the Target Fund's most recent fiscal year-end and for the most recent semi-annual period, if applicable, and the results of the Target Fund's operations and changes in its net Assets for the periods indicated. The Target Financial Statements are in accordance with generally accepted accounting principles consistently applied.

          (i) To the Knowledge of Unified, the Target Fund has no Liabilities, whether or not determined or determinable, other than the
               Liabilities disclosed or provided for in the Target Financial Statements or Liabilities incurred in the ordinary course of business subsequent to the date of the Target Financial Statements, and Liabilities set forth in the Assets List.

          (j) Other than the claims, actions, suits, investigations or proceedings set forth on Schedule C, Unified does not Know of any claims, actions, suits, investigations or proceedings of any type pending or threatened against it or the Assets or businesses. Unified does not Know of any facts that it currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against the Target Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all required performance disclosures have been made. Other than the orders, decrees or judgments set forth on Schedule C, the Target Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or the Assets or its ability to consummate the transactions contemplated by the Plan.

          (k) Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business or listed in Schedule B, in each case under which no material default exists, Unified is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever on behalf of the Target Fund.

          (l) Unified has filed the federal income tax returns of the Target Fund, copies of which have been previously delivered to the Trust, for all taxable years up to and including the Target Fund's most recent taxable year, and has paid all taxes payable pursuant to such returns.

               No such return is currently under audit and no assessment has been asserted with respect to such returns.

     6. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust, on behalf of itself and, as appropriate, the Acquiring Fund, represents and warrants to, and agrees with Unified as follows:

          (a) The Trust is organized as a Delaware statutory trust duly created, validly existing and in good standing under the laws of the State of Delaware. The Board of Trustees of the Trust duly established and designated the Acquiring Fund as a series of the Trust. The Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is full force and effect. The Trust's Registration Statement relating to the Acquiring Fund and the Acquiring Class will be effective with the SEC on or before the Effective Date.

          (b) On behalf of the Acquiring Fund, the Trust has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and assets, to carry on its business as described in its Registration Statement on Form N-1A as filed with the SEC, to enter into this Plan and to consummate the transactions contemplated herein.

          (c) The Board of Trustees of the Trust has duly authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of the Trust have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated by this Plan will not, violate the Trust's Trust Instrument, By-Laws or any Material Agreement. The Trust does not need to take any other action to authorize its officers to effectuate the Plan and the transactions contemplated herein.

          (d) The Acquiring Fund shall qualify as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code in respect of its current taxable year.

          (e) There shall be no issued and outstanding shares of the Acquiring Fund prior to the Closing Date other than shares issued to Forum Fund Services, LLC in order to approve certain start-up matters. The Trust shall duly authorize the Acquiring Fund shares to be issued and distributed to the Target Fund as of the Effective Time. When issued and distributed, the Acquiring Fund shares shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect of them. There are no outstanding options, warrants or other rights to subscribe for or purchase the Acquiring Fund shares, nor are there any securities convertible into Acquiring Fund shares.

          (f) The Trust does not Know of any claims, actions, suits, investigations or proceedings of any type pending or threatened against the Acquiring Fund or its assets or businesses. There are no facts that the Trust currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against it. The Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or assets or its ability to consummate the transactions contemplated herein.

          (g) Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business, in each case under which no material default exists, the Trust is not a party to or subject to any material contract, debt instrument, employee benefit plan,lease, franchise, license or permit of any kind or nature whatsoever on behalf of the Acquiring Fund.

          (h) The Trust has made all state filings to register the Acquiring Class in each jurisdiction that the Corresponding Target Class is currently registered and all necessary steps have been taken under all relevant jurisdictions' securities laws to consummate the Reorganization.

          7. CONDITIONS TO UNIFIED'S OBLIGATIONS. The obligations of Unified with respect to the Reorganization shall be subject to the following conditions precedent:

          (a) The Trust shall have duly executed and delivered the applicable Reorganization Documents to Unified.

          (b) The Trust shall have delivered to Unified a certificate dated as of the Closing Date and executed in its name by the Secretary or Assistant Secretary of the Trust, in a form reasonably satisfactory  to Unified,  stating that the  representations  and warranties of the Trust in this Plan that apply to the Reorganization are true and correct in all material respects at and as of the Valuation Time.

          (c) Unified shall have received an opinion of Seward & Kissel LLP, as counsel to the Trust, in form and substance reasonably satisfactory to Unified and dated as of the Closing Date, substantially to the effect that:

               (1) The Trust is a Delaware statutory trust duly created, validly existing and in good standing under the laws of the State of Delaware and is an open-end, management investment company registered under the 1940 Act;

               (2) The Plan has been duly authorized, executed and delivered by the Trust, and assuming due authorization, execution, and delivery of this Plan by Unified, represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding whether at law or in equity or with respect to the enforcement of provisions of the Plan and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material;

               (3) The shares of the Acquiring Fund to be delivered as provided for by this Plan are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by the Trust;

               (4) The execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Trust Instrument or By-Laws of the Trust or any Material Agreement to which the Trust is a party or by which it is bound; and

               (5) To the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust of the Reorganization or for the execution and delivery of the Acquiring Fund's Reorganization Documents, except those that have been obtained under the 1933 Act, the 1940 Act and the rules and regulations under those Acts or that may be required under state securities laws or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Acquiring Fund.

               In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion,
               (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of the Trust.

               (d) Unified shall have received an opinion of Seward & Kissel LLP with respect to the tax matters specified in Section 8(d) addressed to Unified and the Target Fund and the Trust in form and substance reasonably satisfactory to them, and dated as of the Closing Date.

               (e) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with the Reorganization.

               (f) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act.

               (g) The Trust shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Valuation Time and Effective Time.

               (h) Unified shall have received from the Trust a duly executed instrument whereby the Acquiring Fund assumes all of the Liabilities of or attributable to the Target Fund.

               (i) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 10 of this Plan.

               (j) The parties shall have received any necessary order of the SEC exempting the parties from the prohibitions of Section 17 of the 1940 Act or any similar relief necessary to permit the Reorganization.

               (k) The parties shall have received a certificate from Auxier Asset Management LLC (the "Adviser") stating that it will pay all of the expenses incurred by Unified and the Trust in connection with the Reorganization.

               (l) Unified shall have received a letter of indemnification from the Adviser stating that it agrees to indemnify Unified, its employees, agents, trustees and officers (each, an "Indemnified Party") against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other direct (but not indirect, special or consequential) expenses arising out of any shareholder litigation, SEC staff inquiries, investigations or SEC disciplinary action taken due to the consummation of the Reorganization without a shareholder vote, except to the extent that such claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, fees and expenses are a result of breach of the Plan by an Indemnified Party.

               (m) The Board of Trustees of Unified shall have determined that the Target Fund's participation in the Reorganization is in the best interests of the Target Fund.

               8. CONDITIONS TO TRUST'S OBLIGATIONS. The obligations of the Trust with respect to the Reorganization shall be subject to the following conditions precedent:

               (a)  Unified   shall  have  duly   executed  and   delivered  its
                    applicable Reorganization Documents to the Trust.

               (b) Unified shall have delivered to the Trust a certificate dated as of the Closing Date and executed in its name by its Secretary or Assistant Secretary, in a form reasonably satisfactory to the Trust, stating that the representations and warranties of Unified in this Plan that apply to the Reorganization are true and correct in all material respects at and as of the Valuation Time.

               (c) The Trust shall have received an opinion of Thompson Coburn LLP, as counsel to Unified, in form and substance reasonably satisfactory to the Trust and dated as of the Closing Date, substantially to the effect that:

                    (1) Unified Trust is a business trust duly organized under the laws of the State of Ohio.

                    (2) The Target Fund is a validly existing series of Unified.

                    (3) Unified is an open-end management investment company registered under the 1940 Act.

                    (4) The execution and delivery of the Plan did not, and consummation of the Reorganization will not, violate the Agreement and Declaration of Trust or Bylaws of Unified.

                    (5) The Plan and the Reorganization provided for therein and the execution of the Plan have been duly authorized and approved by the Board of Trustees of Unified on behalf of the Target Fund.

                    (6) The Plan has been duly executed and delivered by an authorized officer of Unified on behalf of the Target Fund and, assuming due authorization, execution and delivery by the Trust, is a valid and binding obligation of Unified on behalf of the Target Fund.

                    (7) To the best of such counsel's knowledge, no consent, approval, order or other authorization of any federal court or federal administrative or regulatory agency is required for Unified to enter into the Plan on behalf of the Target Fund or carry out its terms, other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Target Fund.

               In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion,
               (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of Unified.

               (d) The Trust shall have received an opinion of Seward & Kissel LLP addressed to Unified and the Trust in form and substance reasonably satisfactory to them, based upon representations made in certificates provided by them, their affiliates and/or principal shareholders and dated as of the Closing Date, substantially to the effect that, for federal income tax purposes:

                    (1) The Reorganization will constitute a "reorganization" within the meaning of Code Section 368(a). The Acquiring Fund and the Target Fund each will be a "party to a reorganization." Code Section 368(b).

                    (2) The Target Fund shareholders will recognize no gain or loss on their receipt of voting shares of the Acquiring Fund in exchange for their voting shares of the Target Fund pursuant to the Reorganization. Code Section 354(a)(1).

                    (3) The Target Fund will not recognize gain or loss on the transfer of all of the Assets to the Acquiring Fund solely in exchange for voting shares of the Acquiring Fund and the assumption by the Acquiring Fund of the
                         Liabilities pursuant to the Reorganization. Code Sections 357(a) and 361(a).

                    (4) The Target Fund will not recognize gain or loss on its distribution of voting shares of the Acquiring Fund to its shareholders pursuant to the liquidation of the Target Fund. Code Section 361(c).

                    (5) The Acquiring Fund will not recognize gain or loss on its acquisition of all of the Assets solely in exchange for voting shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Liabilities. Code Section 1032(a).

                    (6) The aggregate tax basis of the voting shares of the Acquiring Fund received by each of the Target Fund's shareholders pursuant to the Reorganization will equal the aggregate tax basis of the voting shares of the Target Fund surrendered in exchange therefor. Code
                         Section 358(a)(1).

                    (7) The holding period of the voting shares of the Acquiring Fund received by each of the Target Fund's shareholders pursuant to the Reorganization will include the period that the shareholder held the voting shares of the Target Fund exchanged therefor, provided that the shareholder held such shares as a capital asset on the date of the Reorganization. Code Section 1223(1).

                    (8) The Acquiring Fund's basis in the Assets received pursuant to the Reorganization will equal the Target Fund's basis in the Assets immediately before the Reorganization. Code Section 362(b).

                    (9) The Acquiring Fund's holding period in the Assets received pursuant to the Reorganization will include the period during which the Target Fund held the Assets. Code Section 1223(2).

                    (10) The  Acquiring  Fund  will  succeed  to and  take  into account the items of the Target Fund  described in Code
                         Section 381(c), including the earnings and profits, or deficit in earnings and profits, of the Target Fund as of the date of the Reorganization. The Acquiring Fund will take these items into account subject to the conditions and limitations specified in Code Sections 381, 382, 383 and 384 and applicable regulations thereunder.

          (e) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with the Reorganization.

          (f) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the Reorganization under
               Section 25(c) of the 1940 Act.

          (g) Unified shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Valuation Time and Effective Time.

          (h) Except to the extent prohibited by Rule 19b-1 under the 1940 Act, the Target Fund shall have declared a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing to the Target Fund's shareholder substantially all investment company taxable income of or attributable to the Target Fund earned prior to the Closing Date and substantially all net capital gain of or attributable to the Target Fund realized prior to such date.

          (i) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 10 of this Plan.

          (j) The parties shall have received any necessary order of the SEC exempting the parties from the prohibitions of Section 17 of the 1940 Act or any similar relief necessary to permit the Reorganization.

          (k) The parties shall have received a certificate from the Adviser stating that it will pay all of the expenses incurred by the Acquiring Fund and the Target Fund in connection with the Reorganization.

          (l) The Board of Trustees of the Trust shall have determined that the Acquiring Fund's participation in the Reorganization is in the best interests of the Acquiring Fund.

     9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto shall survive the completion of the transactions contemplated herein.

     10. TERMINATION OF PLAN. A majority of a party's Board of Trustees may terminate this Plan with respect to the Acquiring Fund or Target Fund, as appropriate, at any time before the applicable Effective Time if:
          (i) the party's conditions precedent set forth in Sections 7 or 8, as appropriate, are not satisfied or (ii) the Board of Trustees determines that the consummation of the Reorganization is not in the best interests of shareholders and gives notice to the other party.

     11. GOVERNING LAW. This Plan and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, without regard to conflicts of law principles.

     12. BROKERAGE FEES. Each party represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for in the Plan.

     13. AMENDMENTS. The parties may not amend this Plan in a manner that materially alters the obligations of either party with respect to the Reorganization. The parties shall not deem this Section to preclude them from changing the Closing Date or the Effective Time by mutual agreement.

     14. WAIVERS. At any time prior to the Closing Date, either party may by written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the agreements, covenants or conditions made for its benefit contained herein. The parties agree that any waiver shall apply only to the particular inaccuracy or requirement for compliance waived, and not any other or future inaccuracy or lack of compliance.

     15. INDEMNIFICATION OF TRUSTEES. The Acquiring Fund agrees that it will assume all liabilities and obligations of the Target Fund relating to any obligation of the Target Fund and Unified to indemnify Unified's current and former Trustees and officers, acting in their capacities as such, to the fullest extent permitted by law and Unified's
          Agreement and Declaration of Trust, as in effect as of the date of this Plan. The Trust on behalf of the Acquiring Fund also agrees that all rights to indemnification and all limitations of liability existing in favor of the current and former Trustees and officers, acting in their capacities as such, under Unified's Certificate of Trust as in effect as of the date of this Plan shall survive the Reorganization and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against the Acquiring Fund, its successors and assigns. The provisions of this paragraph shall survive the completion of the transactions contemplated by this Plan. The indemnification obligation provided by the Acquiring Fund will be reduced by any indemnification provided by the Adviser under Section 7(l).

     16. COOPERATION AND FURTHER ASSURANCES. Each party will cooperate with the other in fulfilling its obligations under this Plan and will provide such information and documentation as is reasonably requested by the other in carrying out this Plan's terms. Each party will provide such further assurances concerning the performance of obligations under this Plan and the consummation of the Reorganization as the other shall deem necessary, advisable or appropriate.

     17. LIMITATION ON LIABILITIES. The obligations of Unified, the Trust, and the Acquiring Fund shall not bind any of the Trustees, shareholders, nominees, officers, agents, or employees of Unified or the Trust personally, but shall bind only the assets and property of the Acquiring Fund and Target Fund, respectively. The execution and delivery of this Plan by the parties' officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Assets and the property of the Acquiring Fund or Target Fund, as appropriate.

     18. NOTICES. Any notice, report, statement, certificate or demand required or permitted by any provision of this Plan shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier to:

                  For Unified:

                           Anthony Ghoston, President
                           431 North Pennsylvania Street
                           Indianapolis, Indiana  46204

                  With copies to:

                           Dee Anne Sjogren, Esq.
                           Thompson Coburn LLP
                           One US Bank Plaza
                           St. Louis, MO  63101

                  For the Trust:

                           David M. Whitaker
                           Citigroup Global Transaction Services
                           Two Portland Square
                           Portland, ME 04101

                   With copies to:

                           Anthony C.J. Nuland, Esq.
                           Seward & Kissel LLP
                           1200 G Street, N.W., Suite 350
                           Washington, DC 20005


     19. GENERAL. This Plan supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the agreement between the parties and may not be changed or terminated orally. The parties may execute this Plan in counterparts, which shall be considered one and the same agreement, and shall become effective when the counterparts have been executed by and delivered to both parties. The headings contained in this Plan are for reference only and shall not affect in any way the meaning or interpretation of this Plan. Nothing in this Plan, expressed or implied, confers upon any other person any rights or remedies under or by reason of this Plan. Neither party may assign or transfer any right or obligation under this Plan without the written consent of the other party.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized officers designated below to execute this Plan as of the date first written above.


                                               UNIFIED, FOR ITSELF AND ON BEHALF
                                               OF AUXIER FOCUS FUND(TARGET FUND)


ATTEST:


____________________________________________   By:    __________________________
Name:                                                 Name:
Title:                                                Title:


                                               THE TRUST, FOR ITSELF AND ON
                                               BEHALF OF AUXIER FOCUS FUND
                                               (ACQUIRING FUND)


ATTEST:

____________________________________________   By:    __________________________
Name:                                                 Name:  David I. Goldstein
Title:                                                Title:    President

                                   SCHEDULE A

                            CORRESPONDING CLASS TABLE



------------------------------------------------------------------ ---------------------------------------------------------------
                         ACQUIRING CLASS                                             CORRESPONDING TARGET CLASS
------------------------------------------------------------------ ---------------------------------------------------------------

Auxier Focus Fund                            Investor Shares       Auxier Focus Fund                         NAV Shares
-------------------------------------------- --------------------- ----------------------------------------- ---------------------



                                      -A1-

                                   SCHEDULE B

                               MATERIAL AGREEMENTS


(1) The following agreements are the Material Agreements of Unified related to the Reorganization:

- Management Agreement between Auxier Asset Management LLC and Unified for Auxier Focus Fund

-    Mutual Fund Services  Agreement  between Unified and Unified Fund Services,
     Inc..

-    Distribution  Agreement between Unified and Unified  Financial  Securities,
     Inc.

-    Custody Agreement between Unified and Huntington National Bank


(2) The following agreements are the Material Agreements of the Trust related to the Reorganization:

-    Administration   Agreement  between  the  Trust  and  Forum  Administrative
     Services, LLC.

-    Management Agreement between the Trust and Auxier Asset Management LLC.

-    Distribution Agreement between the Trust and Forum Fund Services, LLC.

-    Custodian Agreement between the Trust and Forum Trust, LLC.

- Transfer Agency and Services Agreement between the Trust and Forum Shareholder Services, LLC.

-    Fund Accounting Agreement between the Trust and Forum Accounting Services.


                                      -B1-

                                   SCHEDULE C


(1) Claims, actions, suits, investigations or proceedings pending or threatened against Unified or the Target Fund or its Assets or its businesses:

                  None


(2) Orders, decrees or judgments to which Unified or the Target Fund is a party that adversely affect, or are reasonably likely to adversely affect Unified's or the Target Fund's financial condition, results of operations, business, properties or the Assets or ability to consummate the transactions contemplated by the Plan:

                  None